EXHIBIT 10.3
AGREEMENT OF PURCHASE AND SALE
BRECKENRIDGE APARTMENTS

By and Between

Holland Breckenridge Apartment Homes, LLC,
a Delaware limited liability company
Seller

and

RRE OPPORTUNITY OP II, LP,
a Delaware limited partnership,
Purchaser

DATED: April 25, 2016

AGREEMENT OF PURCHASE AND SALE
BRECKENRIDGE APARTMENTS

THIS AGREEMENT OF PURCHASE AND SALE (“Agreement”) is made and entered into this 25th day of April, 2016 by and between Holland Breckenridge Apartment Homes, LLC, a Delaware limited liability company ("Seller"), having an address of c/o Holland Partner Group, 1111 Main Street, Suite 700, Vancouver, WA 98660, Attention: Mike Grippi, mgrippi@hollandpartnergroup.com, and RRE Opportunity OP II, LP, a Delaware limited partnership ("Purchaser"), having an address of 1845 Walnut St., 18th Floor, Philadelphia, Pennsylvania 19103; Attention: Pamela Arms; parms@resourcerei.com.
RECITALS
Seller is the owner of a parcel of real estate located at 8150 SW Barnes Road, Portland, Washington County, Oregon 97225, and legally described on Exhibit A attached hereto (the “Land”) and all buildings, structures and other improvements thereon (collectively, the "Real Property"), commonly known as the Breckenridge Apartments. The Property includes 17 three story, 2 two story buildings containing 357 residential apartment units.
Subject to and on the terms and provisions of and for the considerations set forth in this Agreement, Seller has agreed to sell, and Purchaser has agreed to buy, the Property (as defined below).
NOW, THEREFORE, the parties hereto hereby agree as follows:
1.Definitions. As used in this Agreement, the following terms have the following meanings:
Closing. The closing of the purchase and sale transaction contemplated herein.
Closing Date. As agreed between Seller and Purchaser, but no later than ten (10) days following the expiration of the Due Diligence Period.
Due Diligence Period. The period commencing on the earlier of (a) the date of this Agreement or (b) the date that both all Due Diligence Materials (as hereafter defined) have been provided to Purchaser and Purchaser has been given physical access to the Property under an access agreement and ending at 5:00 p.m. (Chicago time) on the date that is fourteen (14) days following such date; provided that if Buyer has not received an Amended Survey at least two (2) business days prior to the expiration of the Due Diligence Period, then Buyer may waive its right to terminate this Agreement pursuant to Section 3.2(b) with respect to all matters except review of the Amended Survey and extend the Due Diligence Period solely with respect to review of the Amended Survey until the date which is two (2) business days after Seller’s delivery to Buyer of the Amended Survey.
Escrow Company. Chicago Title Insurance Company, 10 South LaSalle Street, Suite 3100, Chicago, IL 60603, Attn: Jennifer Rench, Jennifer.rench@ctt.com.
Property. The Real Property collectively with (i) any and all appurtenances, easements, rights of way, privileges, licenses and other rights and benefits of Seller belonging to or in any way related to the Real Property, including without limitation, all water rights, open or proposed highways, streets, roads, avenues, alleys, strips and gores on, across, in front of, contiguous to, abutting, adjoining or otherwise benefiting the Real Property; (ii) all fixtures, machinery, equipment, furnishings, furniture, appliances and other tangible personal property owned by Seller and located on and used in connection with the ownership, maintenance or operation of the Real Property (collectively, the “Personal Property”); (iii) all leases, rental agreements and other occupancy agreements, including all modifications, addenda and/or amendments thereto, for the use, possession or occupancy of any portion of the Real Property (collectively, the “Leases”); (iv) subject to Section 3.2, all service contracts and other agreements in effect with respect to the ownership, operation or maintenance of the Property (collectively, the “Service Contracts”); and (v) all intangible property rights related to the ownership, use, maintenance and operation of the Real Property (collectively, the “Intangible Property”), including, without limitation, all warranties, guaranties, certificates of occupancy, permits, plans, consents, authorizations, variances, waivers, licenses, certificates, approvals, the right to use the name “Breckenridge Apartments” and variations thereof and any other trade names, trademarks, logos and symbols associated with or used in connection with the Real Property, any and all telephone and facsimile numbers assigned to Seller with respect to the Real Property, any and all web addresses, domain names and URLs with respect to the Real Property, and all social media accounts and logo, photo, video and e-brochure files for the Real Property.
Title Company. Chicago Title Insurance Company, 10 South LaSalle Street, Suite 3100, Chicago, IL 60603, Attn: Jennifer Rench, Jennifer.rench@ctt.com.
2.    Sale; Purchase Price.
2.1    Subject to the terms and provisions hereof, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller the Property.
2.2    The total purchase price (hereinafter called the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be Eighty-One Million Five Hundred Thousand and no/100 Dollars ($81,500,000.00). The Purchase Price shall be payable in the following manner:
(a)Earnest Money. Purchaser shall, within two (2) business days after the full execution and delivery of this Agreement, deposit with the Escrow Company, as escrow agent, the amount of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) (together with all interest earned thereon, the "Earnest Money") which Earnest Money shall be in the form of a wire transfer of immediately available United States of America funds. Prior to the expiration of the Due Diligence Period (as hereinafter defined), One Million and no/100 Dollars of the Earnest Money (the “Refundable Portion”) shall be fully refundable to Purchaser (for any reason or no reason at all). Subject to Purchaser’s right to terminate this Agreement pursuant to Section 3.2(b) as a result of a Refundable Condition (as defined below) One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00) of the Earnest Money (the “Non-Refundable Portion”) shall be nonrefundable to Purchaser. Notwithstanding anything to the contrary herein, Five Hundred Thousand and no/100 Dollars ($500,000.00) of the Non-Refundable Portion (the “Hard Deposit”) shall not be held in escrow but instead shall be delivered directly to Seller no later than two (2) business days after full execution and delivery of this Agreement; provided, however, Purchaser shall be entitled to a return of the Hard Deposit from Seller within two (2) business days of written notice in the event the entire Earnest Money is to be refunded to Purchaser in accordance with this Agreement. Subject to Purchaser’s right to terminate this Agreement and receive a refund of the entire Earnest Money in accordance with this Agreement, the Refundable Portion shall become nonrefundable at 5:00 p.m. (Chicago time) on the last day of the Due Diligence Period unless this Agreement is terminated prior to such time. Other than the Hard Deposit, the Earnest Money shall be held and disbursed by the Escrow Company acting as escrow agent pursuant to the Earnest Money Escrow Agreement in the form of Exhibit B attached hereto which the parties have executed simultaneously with this Agreement. Other than the Hard Deposit, the Earnest Money shall be invested in a federally issued or insured interest bearing instrument and shall be paid to the party to which the Earnest Money is paid pursuant to the provisions hereof. If the sale hereunder is consummated in accordance with the terms hereof, the Earnest Money shall be applied to the Purchase Price to be paid by Purchaser at the Closing. In the event of a default hereunder by Purchaser or Seller or if this Agreement is terminated in accordance with any other provision herein, the Earnest Money shall be applied as provided herein.
(b)    Cash Balance. Purchaser shall pay the balance of the Purchase Price, subject to the prorations and adjustments described in Section 5 below, in cash (the "Cash Balance") by wire transfer of immediately available United States of America funds to the Escrow Company in accordance with the terms and conditions of this Agreement, so that Seller shall receive such payment in its designated account no later than 12:00 pm (Chicago time) on the Closing Date.
3.    Conditions Precedent. In the event any of the conditions set forth in Sections 3.2(b) or 3.3 below shall not have been fulfilled, accepted or deemed accepted or waived as provided herein on or before the applicable dates specified herein, Seller shall not be in default hereunder and shall have no liability as a result thereof, and Purchaser’s sole right and remedy as a result thereof shall be the right to terminate this Agreement by giving written notice thereof to Seller on or before the respective dates specified herein, and thereupon all Earnest Money shall be refunded to Purchaser and neither party shall have any further rights or obligations hereunder, except for the Surviving Obligations (as hereinafter defined).
3.1    Seller's Deliveries. Prior to the date of this Agreement unless otherwise noted, Seller has delivered or made available to Purchaser complete copies of the following items as well as the items set forth on Schedule 3.1 hereto pertaining to the Property to the extent in Seller’s actual possession or control (collectively, the “Due Diligence Materials”).
(a)    all Leases (the tenants (and their respective apartment unit numbers) under which are listed on the rent roll attached hereto as Schedule 1);

(b)	all Service Contracts, which are listed on Schedule 2;

(c)	year-to-date operating statement for the current year and year-end operating statements for the last two calendar years;

(d)	copies of the real estate tax bills for the current year and two prior years;

(e)	any existing environmental reports, including any Phase I environmental report (the “Seller’s Phase I”);

(f)	the existing owner's title policy;

(g)	the survey prepared by Reppeto & Associates, Inc. dated April 8, 2003 and last revised on August 3, 2007 (the “Existing Survey”);

(h)
an amendment to the Existing Survey (the “Amended Survey”) to be provided after the date of this Agreement promptly after the Amended Survey becomes available from the surveyor; provided that delay in deliver of the Amended Survey shall in no event be grounds obligating Seller to pay the Reimbursement pursuant to Section 17.1; and

(i)	plans and specifications.
In the event this Agreement terminates for any reason, Purchaser shall immediately return to Seller all information delivered by Seller or Seller’s agent(s) to Purchaser or Purchaser’s agent(s). The foregoing provision shall survive termination of this Agreement.
3.2    Due Diligence. Purchaser and its representatives shall be permitted to enter upon the Property at any reasonable time and from time to time during the Due Diligence Period to examine, inspect and investigate the Property as well as the Due Diligence Materials and all other records and documentation provided by Seller or located at the Property (collectively, “Due Diligence”). The Due Diligence shall be subject to the terms, conditions and limitations set forth in this Section 3.2 and Purchaser's conduct thereof shall be in strict compliance with its covenants and agreements contained herein.
(a)    Purchaser shall have a right to enter upon the Property for the purpose of conducting its Due Diligence provided that in each such instance (i) Purchaser notifies Seller of its intent to enter the Property to conduct its Due Diligence not less than forty-eight (48) hours prior to such entry; (ii) the date and approximate time period are scheduled with Seller; and (iii) Purchaser is in full compliance with the insurance requirements set forth in Section 3.2(f) hereof. At Seller's election, a representative of Seller shall be present during any entry by Purchaser or its representatives upon the Property for conducting its Due Diligence. Purchaser shall take all necessary actions to ensure that neither it nor any of its representatives interfere with the tenants or ongoing operations occurring at the Property. Purchaser shall not cause or permit any mechanic liens, materialmen's liens or other liens to be filed against the Property as a result of its Due Diligence.
(b)    Purchaser shall have until the expiration of the Due Diligence Period to conduct its Due Diligence and, in Purchaser's sole discretion, to determine whether the Property is acceptable to Purchaser. Purchaser may, for any or no reason, terminate this Agreement by giving written notice of termination to Seller on or before the expiration of the Due Diligence Period. If Purchaser does not timely give notice of termination as aforesaid, Purchaser shall be deemed to have elected to purchase the Property in accordance with the terms and conditions of this Agreement, the condition precedent set forth in this Section 3.2(b) shall be deemed satisfied and this Agreement shall continue in full force and effect. In the event Purchaser’s written notice to Seller under this Section 3.2(b) indicates that Purchaser will not proceed with the purchase of the Property in accordance with the terms and conditions of this Agreement, this Agreement shall terminate, the Refundable Portion shall be returned to Purchaser and the balance of the Non-Refundable Portion being held in escrow shall be disbursed to Seller and neither party shall have any further obligations to the other party hereunder, except for the Surviving Obligations; provided, however, the entire Earnest Money shall be returned to Purchaser in the event Purchaser terminates this Agreement in accordance with this Section 3.2(b) as a result of (i) a material or adverse environmental matter disclosed in the Updated Phase I that was not disclosed in the Seller’s Phase I, (ii) any material adverse matter revealed by the Amended Survey not shown on the Existing survey, or (iii) Buyer’s zoning report on the Property determines that the current unit density of the Property is not permitted pursuant to applicable zoning laws (each a “Refundable Condition”).
(c)    Prior to the end of the Due Diligence Period, Purchaser shall notify Seller in writing requesting termination of any or all of the Service Contracts on Schedule 2 (other than the excluded service agreements), which are terminable upon notice that Purchaser does not elect to assume. If Purchaser does not timely give notice requesting termination of a Service Contract, Purchaser shall be deemed to have accepted the assumption of such Service Contract. Purchaser shall assume all other Service Contracts listed on Schedule 2 (other than the excluded service agreements). Notwithstanding the foregoing, Purchaser shall have no obligation to assume any Service Contract that is not assignable without the other party’s consent where such consent has not been obtained prior to the Closing Date.
(d)    Purchaser shall have the right to conduct, at its sole cost and expense, any inspections, studies or tests that Purchaser deems appropriate in determining the condition of the Property, including obtaining an updated Phase I environmental report (the “Updated Phase I”), provided, however, Purchaser is not permitted to perform any sampling, boring, drilling or other physically intrusive testing into the structures or ground comprising the Property, including, without limitation, a Phase II environmental assessment, without (i) submitting to Seller the scope and specifications for such testing; and (ii) obtaining the prior written consent of Seller for such testing, which consent may be withheld in Seller’s sole and absolute discretion.
(e)    Prior to Closing, Purchaser agrees and covenants with Seller not to disclose to any third party (other than lenders, accountants, attorneys and other professionals and consultants in connection with the transaction contemplated herein) without Seller's prior written consent, unless Purchaser is obligated by law to make such disclosure, any of the reports or any other documentation or information obtained by Purchaser which relates to the Property or Seller in any way, all of which shall be used by Purchaser and its agents solely in connection with the transaction contemplated hereby. In the event that this Agreement is terminated, Purchaser agrees that all such information will continue to be held in strict confidence.
(f)    Purchaser agrees to indemnify, protect, defend and hold Seller and its respective direct and indirect partners, trustees, beneficiaries, shareholders, members, managers, officers, directors, employees, advisors and other agents (collectively, the "Indemnified Parties") harmless from and against any and all liabilities, demands, actions, causes of action, suits, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, court costs and litigation expenses) suffered or incurred by any of the Indemnified Parties as a result of or in connection with any activities of Purchaser (including activities of any of Purchaser's employees, consultants, contractors or other agents) relating to the Property, including, without limitation, mechanics' liens, damage to the Property, injury to persons or property resulting from such activities in connection therewith. Notwithstanding the foregoing, Purchaser’s indemnification obligations under this Section 3.2(f) shall not extend to any preexisting conditions merely found to exist by Purchaser or any condition caused by any gross negligence or willful misconduct of the Indemnified Parties. In the event that the Property is disturbed or altered in any way as a result of such activities, Purchaser shall promptly restore the Property to substantially the same condition existing prior to the commencement of such activities which disturbed or altered the Property. Furthermore, Purchaser agrees to maintain and cause any of its representatives or agents conducting any Due Diligence to maintain and have in effect commercial general liability insurance with (i) limits of not less than Two Million and 00/100 Dollars ($2,000,000.00) per occurrence for personal injury, including bodily injury and death, and property damage, (ii) Holland Breckenridge Apartment Homes, LLC, Holland 191 II, LLC, Holland Partner Group Management, Inc. and Heitman Capital Management, LLC named as additional insured parties, and (iii) waiver of subrogation. Purchaser shall deliver to Seller a copy of the certificates of insurance effectuating the insurance required hereunder prior to the commencement of such activities which certificates shall provide that such insurance shall not be terminated or modified without at least thirty (30) days' prior written notice to Seller.
(g)    Purchaser acknowledges and agrees that it shall have no right to review or inspect any of the following: (i) internal memoranda, correspondence, analyses, documents or reports prepared by or for Seller or an affiliate of Seller in connection with (A) this Agreement, (B) the transaction contemplated by this Agreement, or (C) the acquisition or refinancing of the Property by Seller (other than environmental reports, if any), (ii) communications between Seller and its affiliates, and (iii) appraisals or other valuations of the Property in the possession of Seller or its affiliates.
(h)    Sections 3.2(e) and 3.2(f) and such other provisions in this Agreement designated as expressly surviving the termination hereof shall survive the termination of this Agreement (collectively, the "Surviving Obligations").
3.3    Title and Survey. Seller has, at Seller’s sole cost and expense, obtained and delivered to Purchaser for Purchaser's review a commitment for an ALTA owner's policy of title insurance along with a copy of each instrument listed as an exception thereon (the "Title Commitment") on the Real Property issued by the Title Company and the Existing Survey. During the Due Diligence Period, Purchaser shall have the right to obtain, at its sole cost and expense, any desired endorsements to the Title Commitment which are available. Seller has, at Purchaser’s cost and expense, obtained and delivered to Purchaser for Purchaser’s review the Amended Survey. Purchaser shall have until the date which is two (2) business days prior to the expiration of the Due Diligence Period (such date being referred to as the "Title Review Date") for examination of Title Commitment, the Existing Survey and the Amended Survey and the making of any objections thereto, said objections to be made in writing and delivered to Seller on or before the Title Review Date. If Purchaser shall fail to make any objections on or before the Title Review Date, Purchaser shall be deemed to have accepted all exceptions to the Title Commitment and the form and substance of the Existing Survey and the Amended Survey and all matters shown thereon; all such exceptions and matters and any exceptions or matters caused by or through Purchaser shall be included in the term "Permitted Exceptions" as used herein. If Purchaser makes any objections to the Title Commitment, the Existing Survey or the Amended Survey on or before the Title Review Date, then Seller shall have until the second (2nd) business day after the Title Review Date to notify Purchase in writing if it agrees to cure (by removal, endorsement or otherwise) such objections on or before the Closing Date. If no such notice from Seller concerning such election is received by Purchaser by such date, then Seller shall be deemed to have elected not to cure any such objections. If Seller is unable or unwilling to cure such objections, then Purchaser may as its only option, elect to either: (y) waive such objection(s) and consummate the transaction contemplated by this Agreement without adjustment to the Purchase Price; or (z) within five (5) days of Seller’s notice or failure to transmit a notice as noted in the preceding sentence, send Seller a written notice to terminate this Agreement (and failure of Purchaser to send such written notice shall constitute a waiver of such right to terminate), in which event the Refundable Portion shall be returned to Purchaser and the balance of the Non-Refundable Portion being held in escrow shall be disbursed to Seller and neither party shall have any further obligations to the other party except for the Surviving Obligations. Notwithstanding the foregoing, as a condition to Closing Seller shall cause any and all mortgages and related documents executed by or through Seller encumbering the Property and any and all monetary liens on or against the Property to be removed (or, in the case of monetary liens other than the liens of Seller’s mortgage financing, insured over by the Title Company) as of the Closing Date.
4.    Closing; Conditions; Deliveries; Costs.
4.1    Place of Closing. The Closing shall be held on the Closing Date through an escrow arrangement established with the Escrow Company.
4.2    Condition to Parties' Obligation to Close. In addition to all other conditions set forth in this Agreement, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transaction contemplated hereunder shall be contingent upon the following:
(a)    The other party's representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date;

(b)	As of the Closing Date, the other party shall have performed its obligations hereunder in all material respects and all deliveries to be made at Closing by such other party have been tendered;

(c)
As of the Closing Date, there shall exist no pending action, suit or proceeding with respect to the other party filed by a third party unrelated to the parties to this Agreement before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby;

(d)
As of the Closing Date, there shall exist no actions, suits, arbitrations, claims, assignments for the benefit of creditors, insolvencies, bankruptcies, reorganizations or other proceedings, pending or threatened against Seller that would materially and adversely affect Seller’s ability to perform its obligations under this Agreement or which would have a material adverse effect upon the Property or Purchaser’s ownership or use thereof; and

(e)
As of the Closing Date, the Title Company shall be unconditionally prepared to deliver to Purchaser an ALTA extended coverage owner’s policy of title insurance (the “Title Policy”) or an initialed mark-up of the Title Commitment approved by Purchaser, together with all endorsements requested by Purchaser, in the form of Purchaser’s final marked up Title Commitment, insuring that fee title in the Real Property is vested in Purchaser subject only to the Permitted Exceptions.

4.3    Deliveries. At Closing each party shall execute and deliver to the other and/or the Escrow Company the following documents:
(a)    Seller shall deliver to Purchaser and/or the Escrow Company:
(i)A deed (the "Deed") to the Property in recordable form, duly executed by Seller and acknowledged and in substantially the same form as set forth in Exhibit C attached hereto, conveying to Purchaser title to the Real Property, subject to the Permitted Exceptions;
(ii)    A bill of sale duly executed by Seller and in substantially the same form as set forth in Exhibit D attached hereto, conveying to Purchaser title to all Personal Property;
(iii)    An assignment to Purchaser of the Leases duly executed by Seller and in substantially the same form as set forth in Exhibit E attached hereto;
(iv)    An assignment to Purchaser of the Service Contracts and the Intangible Property (to the extent freely assignable), duly executed by Seller and in substantially the same form as set forth in Exhibit F attached hereto;
(v)    A non-foreign transferor certification pursuant to Section 1445 of the Internal Revenue Code and any similar provisions of applicable state law, in substantially the same form as set forth on Exhibit G attached hereto;
(vi)    A Seller Title Certificate in substantially the same form as set forth on Exhibit H attached hereto (which has been approved by the Title Company);
(vii)    Such other documents or evidence as may be reasonably required by the Title Company to consummate the transaction which is the subject matter of this Agreement, including, without limitation, such evidence that Seller has the power, right and authority to consummate the sale of the Property;
(viii)    Copies of notices sent to the other party to each Service Contract and the property management agreement terminated in accordance with this Agreement; and
(ix)    Complete originals (or copies to the extent that originals are not available to Seller) of the Leases and the Service Contracts, and keys to the Property.

(b)	Purchaser shall deliver to Seller or the Escrow Company:
(i)    The Cash Balance, by wire transfer, as provided in Section 2.2(b) hereof;
(ii)    An assumption duly executed by the Purchaser of the assignments described in Sections 4.3(a)(iii) and (iv);
(iii)    Such other documents or evidence as may be reasonably required by the Title Company to consummate the transaction which is the subject matter of this Agreement, including, without limitation, such evidence that Purchaser has the power, right and authority to purchase the Property.

(c)	Seller and Purchaser shall jointly deliver to the Escrow Company:
(iv)    A closing statement approved by Seller and Purchaser;
(v)    All transfer declarations or similar documentation required by law, if any;
(vi)    A letter to the tenants of the Property in the form of Exhibit I attached hereto; and
(vii)    Notices in substantially the form of Exhibit J attached hereto to the other party to each Service Contract assumed by Purchaser pursuant to Section 3.2(c) of this Agreement.
4.4    Permitted Termination. So long as a party is not in default hereunder, if any condition to such party’s obligation to proceed with the Closing hereunder has not been satisfied in all material respects or waived as of the Closing Date or such earlier date as provided herein, such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party before the Closing Date or such earlier date required hereunder, or elect to close, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition.
5.    Prorations. All items of income and expense shall be paid, prorated or adjusted as of the close of business on the day prior to the Closing Date (the "Proration Date") in the manner hereinafter set forth:
5.1    Purchaser shall be credited with (i) the amount of all rents received by Seller and attributable to the period commencing on the Closing Date, (ii) all unapplied refundable cash security deposits held by Seller and which were made by tenants under all Leases in effect as of the Closing Date, and (iii) all prepaid security deposits for Leases whose terms have not commenced as of the Closing Date.
5.2    All collected rents for the month of Closing shall be prorated between Purchaser and Seller based upon their respective days of ownership for such month in which the Closing occurs. Neither Purchaser nor Seller shall receive credit at Closing for any payments of rental obligations due but not paid as of the Proration Date.
5.3    Purchaser covenants to bill tenants on a monthly basis for amounts due from tenants attributable to periods prior to Closing for a period of three (3) consecutive months but shall have no obligation to enforce collection of any such past due accounts from or against any tenant. Any amounts received from tenants after Closing shall be applied on a tenant by tenant basis in the following order: (i) first on account of any amount then due and payable or past-due and payable to Purchaser from such tenant, (ii) next, on account of any amount due Seller from such tenant for the period up to and including the Proration Date and (iii) finally, any balance then remaining to Purchaser. Seller retains the right to pursue its remedies against tenants after Closing for any delinquent payments or other amounts owed to Seller, except for actions or proceedings affecting possession or landlord liens. However, Seller will not exercise any such rights or remedies unless such amounts have not been collected by Purchaser and paid to Seller within three (3) months after such amounts were due and payable to Seller. Any money due to Seller under Section 5.2 or 5.3 shall be remitted to Seller within fifteen (15) days after the end of each month in which Purchaser receives such money.
5.4    Operating expenses, including, without limitation, any prepaid expenses such as permits, licenses and membership dues, shall be prorated between Purchaser and Seller based upon the actual days of their respective ownership of the Property utilizing the actual expenses or reasonable estimates.
5.5    Real estate taxes shall be prorated between Seller and Purchaser based upon the actual days of ownership of the parties for the year in which Closing occurs utilizing the most recent ascertainable tax bill(s). Seller and Purchaser agree to re-prorate said real estate taxes within thirty (30) days of Purchaser's receipt of the actual tax bill for the tax year in question, if any. Seller reserves the rights to continue to contest any assessment of the Property or any portion thereof and to attempt to obtain a refund for any taxes previously paid. Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date.
5.6    Except for utilities billed directly to tenants, utilities shall be prorated as of the Proration Date based upon estimates using the prior month's actual invoices.
5.7    All insurance policies and property management agreements shall be terminated as of the Closing Date and there shall be no proration with respect to these items.
5.8    Not more than two (2) business days prior to Closing (“Walk-Though Date”), a representative of Purchaser and a representative of Seller shall conduct an onsite walk-through of the then unoccupied rental units on the Property to determine whether such unoccupied rental units are in “rent ready” condition. With respect to any rental unit that is vacated on or before five (5) days prior to Closing that Seller has not placed in a “rent ready” condition before the Walk-Through Date, Purchaser shall receive a credit against the Purchase Price at Closing in the amount of $450.00 per unit. As used herein, “rent ready” condition shall mean ready for occupancy, equipped with working appliances, cleaned and freshly painted, if necessary.
All other items which are customarily prorated in transactions similar to the transaction contemplated hereby and which were not heretofore dealt with, will be prorated as of the Proration Date. Seller and Purchaser shall cause the Title Company to prepare a draft closing statement containing the prorations described above and deliver the same together with invoices or bills for all prorated expenses and other reasonable backup information from Seller no later than 12:00 p.m. (Chicago time) two (2) business days prior to the Closing Date. In the event any prorations or computations made under this Section are based on estimates or prove to be incorrect, then either party shall be entitled to an adjustment to correct the same, provided that it makes written demand on the party from whom it is entitled to such adjustment within one hundred and twenty (120) days after the end of the calendar year in which the Closing occurs. Purchaser shall indemnify and hold Seller harmless from and against any and all liabilities, losses, damages, claims and costs (including reasonable attorney fees, court costs and litigation expenses) which Purchaser received credits pursuant to this Section 5. After the Closing, Seller agrees that it will take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as may be necessary to assure, complete and evidence the full and effective transfer and conveyance of Property, including, without limitation, taking any actions or executing any documents required to transfer the web addresses, domain names and URLs to Purchaser at Closing. The indemnity set forth in the immediately preceding sentence and the covenants contained in this Section 5 shall survive Closing.
6.    Seller's Representations, Warranties and Covenants. Seller hereby represents, warrants and covenants as follows as of the date of this Agreement and as of the Closing Date:
6.1    Power. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein and to consummate the transactions contemplated hereby.
6.2    Requisite Action. All requisite limited liability company action has been taken by Seller in connection with entering into this Agreement and the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, member, creditor, investor, judicial or administrative body, authority or other party is required which has not been obtained to permit Seller to enter into this Agreement and consummate the transaction contemplated hereby.
6.3    Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms and conditions hereof and thereof.
6.4    Validity. This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms and conditions.
6.5    Conflicts. None of the execution and delivery of this Agreement and documents referenced herein, the incurrence of the obligations set forth herein, the consummation of the transactions herein contemplated or referenced herein conflicts with or results in the material breach of any terms, conditions or provisions of or constitutes a default under, any bond, note, or other evidence of indebtedness or any contract, lease or other agreements or instruments to which Seller is a party.
6.6    Leases. Attached hereto as Schedule 1 is a rent roll for the Property dated April 19, 2016, which shall be updated by Seller prior to Closing, if necessary, to include new tenants and delete terminated tenants. Such rent roll is a true, correct and complete copy of the rent roll used by Seller in its ownership and management of the Property. To Seller’s knowledge, true, correct and complete copies of all Leases listed on the rent roll have been provided to Purchaser; and to Seller’s knowledge, all Leases are in full force and effect and free from material default. Except as set forth in the rent roll, to Seller’s knowledge, there are no persons in occupancy of, or who will have any rights to occupy any portion of the Property after Closing, other than tenants under Leases.
6.7    Service Contracts. Attached hereto as Schedule 2 is a complete and accurate list of the Service Contracts as of the date of this Agreement, which shall be updated by Seller prior to Closing, if necessary, to include new Service Contracts and delete terminated Service Contracts. To Seller’s knowledge, (i) true, correct and complete copies of all Service Contracts were provided to Purchaser in accordance with this Agreement; (ii) all Service Contracts are in full force and effect and free from material default; and (iii) there are no service or maintenance contracts that are obligations of Seller or the Property other than the Service Contracts.
6.8    Notices. Seller has not received any written notice that the Property, and all present uses and operations thereof, are currently in violation of any law or municipal ordinances, orders or requirements issued by the departments of building, fire, labor, health, environmental or other federal, state, county, municipal or other departments and governmental agencies having jurisdiction against or affecting the Property (collectively, “Applicable Laws”).
6.9    Litigation. Except as set forth on Schedule 3 and except for matters covered by insurance, no litigation has been served upon Seller, nor to the best of the Seller’s knowledge has been filed, or threatened in writing, affecting the Seller's ability to consummate the transaction contemplated by this Agreement. Schedule 3 shall be updated by Seller prior to Closing, if necessary.
6.10    No Bankruptcy. Seller has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (c) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, which remains pending as of the date of this Agreement, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, which remains pending as of the date of this Agreement, or (e) made an offer of settlement, extension or composition to its creditors generally
6.11    Non-Foreign Status. Seller is not a “foreign person” within the meaning of IRC Section 1445(f)(3).
6.12    Indemnity. Seller shall indemnify and hold Purchaser harmless from and against any and all claims, actions, judgments, liabilities, liens, damages, penalties, fines, costs and reasonable attorneys' fees, foreseen or unforeseen, asserted against, imposed on or suffered or incurred by Purchaser (or the Property) directly or indirectly arising out of or in connection with any breach of the warranties, representations and covenants set forth in this Section 6. The warranties and representations set forth in this Section 6 shall be deemed remade as of Closing and updated if necessary, and said warranties and representations as so remade and updated, and the indemnity obligation set forth in herein shall survive Closing, to the extent provided in Section 19 below. In the event any update to Seller’s warranties and representations discloses a matter or circumstance that is immaterial (as reasonably determined by Purchaser), otherwise permitted herein, or not adverse to Purchaser (as reasonably determined by Purchaser), then Seller shall have no liability therefor and Purchaser shall not have the right to terminate this Agreement on account of such matter or circumstance. In the event any update to Seller’s warranties and representations discloses a matter or circumstance that is material and adverse to Purchaser (as reasonably determined by Purchaser) and not otherwise permitted herein, Seller shall not be in default hereunder and shall have no liability as a result thereof, and Purchaser’s sole right and remedy as a result thereof shall be the right to terminate this Agreement by giving written notice thereof to Seller and (provided such material and adverse matter resulted from Seller’s Default, as hereinafter defined) receive the Reimbursement (as hereinafter defined), and thereupon all Earnest Money shall be refunded to Purchaser and neither party shall have any further rights or obligations hereunder, except for the Surviving Obligations.
As used in this Section 6, the term “to Seller's knowledge” “actual knowledge" or “best of Seller’s knowledge” or words of similar import (i) shall mean the actual knowledge of Mike Grippi (the “Knowledge Individuals”) and not to any other persons, (ii) shall mean the actual knowledge of the Knowledge Individuals, without any investigation or inquiry of any kind, and (iii) shall not mean the Knowledge Individuals are charged with knowledge of the acts, omissions and/or knowledge of Seller's agents or employees. Notwithstanding anything that may appear to be to the contrary, under no circumstances whatsoever shall any of the Knowledge Individuals be deemed to have any duties, obligations or liabilities hereunder or in connection herewith.
Notwithstanding anything contained in this Agreement to the contrary, Seller shall have no liability for breaches of any representations, warranties and certifications (individually, a “Representation” and collectively, the "Representations") which are made by Seller herein or in any of the documents or instruments required to be delivered by Seller hereunder if Purchaser, its officers, employees, shareholders, members, partners, or agents had knowledge of such breach by Seller (including, without limitation, knowledge gained by Purchaser or any such related party in the course of its Due Diligence as to a fact or circumstance which, by its nature, indicates that a Representation was or has become untrue or inaccurate) at Closing and Purchaser elects to proceed to close the transaction contemplated by this Agreement, and Purchaser shall not otherwise have the right to bring any lawsuit or other legal action against Seller, nor pursue any other remedies against Seller, as a result of the breach of such Representation caused thereby.
7.    Purchase As-Is. EXCEPT FOR THE REPRESENTATIONS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY OF THE DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER TO PURCHASER AT CLOSING (THE “SELLER’S CLOSING DOCUMENTS”), PURCHASER WARRANTS AND ACKNOWLEDGES TO AND AGREES WITH SELLER THAT PURCHASER IS PURCHASING THE PROPERTY IN ITS "AS-IS, WHERE IS" CONDITION "WITH ALL FAULTS" AND DEFECTS AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. EXCEPT FOR THE REPRESENTATIONS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY OF THE SELLER’S CLOSING DOCUMENTS, SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, STRUCTURAL INTEGRITY, SOIL AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY; (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY; (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (H) THE PRESENCE OR ABSENCE OF MOLD OR OTHER BACTERIAL MATTER, RADON OR ANY HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY OR ANY OTHER ENVIRONMENTAL MATTER OR CONDITION OF THE PROPERTY; OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT, ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON EXCEPT FOR THE EXPRESS REPRESENTATIONS SET FORTH IN THIS AGREEMENT. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT PURCHASER IS A SOPHISTICATED AND EXPERIENCED PURCHASER OF PROPERTIES SUCH AS THE PROPERTY AND HAS BEEN DULY REPRESENTED BY COUNSEL IN CONNECTION WITH THE NEGOTIATION OF THIS AGREEMENT. SELLER HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE PROPERTY.
UPON CLOSING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY OF THE SELLER’S CLOSING DOCUMENTS, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL OR CONSTRUCTION DEFECTS OR ADVERSE ENVIRONMENTAL, HEALTH OR SAFETY CONDITIONS MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INSPECTIONS AND INVESTIGATIONS, AND PURCHASER HEREBY FOREVER RELEASES AND DISCHARGES SELLER FROM ALL RESPONSIBILITY AND LIABILITY, INCLUDING WITHOUT LIMITATION, LIABILITIES AND RESPONSIBILITIES FOR THE SELLER’S OBLIGATIONS UNDER THE LEASES RELATING TO THE PHYSICAL, ENVIRONMENTAL OR LEGAL COMPLIANCE STATUS OF THE PROPERTY, WHETHER ARISING BEFORE OR AFTER THE DATE HEREOF, AND LIABILITIES UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT (“CERCLA”), REGARDING THE CONDITION, VALUATION, SALABILITY OR UTILITY OF THE PROPERTY, OR ITS SUITABILITY FOR ANY PURPOSE WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, WITH RESPECT TO THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF HAZARDOUS MATERIALS OR OTHER MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY IN THE FUTURE BE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION AND THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED FROM THE PROPERTY UNDER CURRENT OR FUTURE FEDERAL, STATE AND LOCAL LAWS, REGULATIONS OR GUIDELINES, AND ANY STRUCTURAL AND GEOLOGIC CONDITIONS, SUBSURFACE SOIL AND WATER CONDITIONS AND SOLID AND HAZARDOUS WASTE AND HAZARDOUS MATERIALS ON, UNDER, ADJACENT TO OR OTHERWISE AFFECTING THE PROPERTY). PURCHASER FURTHER HEREBY WAIVES (AND BY CLOSING THIS TRANSACTION WILL BE DEEMED TO HAVE WAIVED) ANY AND ALL OBJECTIONS AND COMPLAINTS (INCLUDING, BUT NOT LIMITED TO, FEDERAL, STATE AND LOCAL STATUTORY AND COMMON LAW BASED ACTIONS, AND ANY PRIVATE RIGHT OF ACTION UNDER ANY FEDERAL, STATE OR LOCAL LAWS, REGULATIONS OR GUIDELINES TO WHICH THE PROPERTY IS OR MAY BE SUBJECT, INCLUDING, BUT NOT LIMITED TO, CERCLA) CONCERNING THE PHYSICAL CHARACTERISTICS AND ANY EXISTING CONDITIONS OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE SELLER’S OBLIGATIONS UNDER THE LEASES RELATING TO THE PHYSICAL, ENVIRONMENTAL OR LEGAL COMPLIANCE STATUS OF THE PROPERTY, WHETHER ARISING BEFORE OR AFTER THE DATE HEREOF.
8.    Purchaser's Representations, Warranties and Covenants. Purchaser hereby represents, warrants and covenants as follows as of the date of this Agreement and as of the Closing Date:
8.1    Power. Purchaser has the legal power, right and authority to enter into this Agreement and the instruments referenced herein and to consummate the transactions contemplated hereby.
8.2    Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Purchaser in connection with entering into this Agreement and the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, member, creditor, investor, judicial or administrative body, authority or other party is required which has not been obtained or shall not be obtained prior to the expiration of the Due Diligence Period to permit Purchaser to enter into this Agreement and consummate the transaction contemplated hereby.
8.3    Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Purchaser have the legal power, right and actual authority to bind Purchaser to the terms and conditions hereof and thereof.
8.4    Validity. This Agreement and all documents required hereby to be executed by Purchaser are and shall be valid, legally binding obligations of and enforceable against Purchaser in accordance with their terms.
8.5    Conflicts. Neither the execution and delivery of this Agreement and documents referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transactions herein contemplated, nor referenced herein conflict with or result in the material breach of any terms, conditions or provisions of or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, lease or other agreements or instruments to which Purchaser is a party.
8.6    Litigation. There is no action, suit or proceeding pending or, to the best of Purchaser’s knowledge, threatened in writing against Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of Purchaser to carry out the transactions contemplated by this Agreement.
8.7    ERISA. No assets used by Purchaser in connection with the transaction contemplated by this Agreement constitute the assets of (i) any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, (ii) any “plan” as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), which is subject to Section 4975 of the Code, or (iii) any entity deemed to hold “plan assets” (within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) of any such employee benefit plan or plan.
8.8    OFAC. Neither Purchaser nor any person or entity that directly or, to Purchaser’s knowledge, indirectly owns an interest in Purchaser, nor any of its officers, directors or managing members, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 signed on September 24, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action, Purchaser’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder. None of the funds of Purchaser have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Purchaser is prohibited by law or that the transaction or this Agreement is or will be in violation of law.
8.9    Indemnity. Purchaser shall indemnify, protect and hold the Indemnified Parties harmless from and against any and all claims, actions, judgments, liabilities, liens, damages, penalties, fines, costs and reasonable attorneys' fees, foreseen or unforeseen, asserted against, imposed on or suffered or incurred by Seller directly or indirectly arising out of or in connection with any breach of the warranties, representations and covenants set forth in this Section 8. The warranties, representations and indemnities set forth in this Section 8 shall be deemed remade as of Closing and shall survive Closing.
9.    Closing Costs. Seller shall pay or cause to be paid (1) all state, county, city transfer and excise taxes, (2) the portion of the title insurance premium for the standard coverage Title Policy in the amount of the Purchase Price for the Property (including any fees for the title search), and (3) one-half (½) of all escrow charges. Purchaser shall pay (1) the amount by which the title insurance premium costs for the Title Policy obtained by Purchaser and for all endorsements thereto exceeds the cost of standard coverage, (2) all applicable sales and use taxes levied against the sale of the Personal Property and Intangible Property, if any, (3) one-half (½) of all escrow charges, (4) Purchaser’s cost for the Amended Survey, and (5) all fees, costs or expenses in connection with Purchaser’s due diligence reviews and analyses hereunder. Any other closing costs shall be allocated in accordance with local custom. Seller and Buyer shall pay their respective shares of prorations as hereinafter provided. Except as otherwise expressly provided in this Agreement, each party shall pay the fees of its own attorneys, accountants and other professionals.
10.    Commissions. Seller shall be solely responsible for the payment of the commission to Gail Neuburg and Robert Black of ARA. Seller and Purchaser each warrant and represent to the other that (other than ARA) neither has had any dealings with any broker, agent, or finder relating to the sale of the Property or the transactions contemplated hereby, and each agrees to indemnify and hold the other harmless against any claim for brokerage commissions, compensation or fees by any broker, agent, or finder in connection with the sale of the Property or the transactions contemplated hereby resulting from the acts of the indemnifying party. The provisions of this Section 10 shall survive Closing or any termination of this Agreement.
11.    New York Style Closing. It is contemplated that the transaction shall be closed by means of a so-called New York Style Closing, with the concurrent delivery of the documents of title, transfer of interest, delivery of the Title Policy or marked-up Title Commitment described in Section 4.2(d) and the payment of the Purchase Price. Seller and Purchaser agree to use reasonable efforts to complete all requirements for Closing prior to the Closing Date. Seller and Purchaser also agree that disbursement of the Purchase Price, as adjusted by the prorations and adjustments, shall not be conditioned upon the recording of the Deed, but rather, upon the agreement by the Title Company to issue the Title Policy. Seller and Purchaser shall each provide any undertaking to the Title Company reasonably necessary to accommodate the New York Style Closing.
12.    Attorneys' Fees and Costs. In the event suit or action is instituted to interpret or enforce the terms of this Agreement, or in connection with any arbitration or mediation of any dispute, the prevailing party shall be entitled to recover from the other party such sum as the court, arbitrator or mediator may adjudge reasonable as such party's costs and attorney's fees, including such costs and fees as are incurred in any trial, on any appeal, in any bankruptcy proceeding (including the adjudication of issues peculiar to bankruptcy law) and in any petition for review. Each party shall also have the right to recover its reasonable costs and attorney's fees incurred in collecting any sum or debt owed to it by the other party, with or without litigation, if such sum or debt is not paid within fifteen (15) days following written demand therefor. The provisions of this Section 12 shall survive Closing or any termination of this Agreement.
13.    Notice. All notices, demands, deliveries and communications (a "Notice") under this Agreement shall be delivered or sent by: (i) first class, registered or certified mail, postage prepaid, return receipt requested, (ii) nationally recognized overnight carrier, or (iii) email addressed to the address of the party in question set forth in the first paragraph of this Agreement and copies to the parties designated below or to such other address as either party may designate by Notice pursuant to this Section 13. Notices shall be deemed given (x) three (3) business days after being mailed as provided in clause (i) above, (y) one business day after delivery to the overnight carrier as provided in clause (ii) above, or (z) on the day of the transmission of the email so long as it is received by 5:00 p.m. (Chicago time) on such day.
To Seller:        Holland Breckenridge Apartment Homes, LLC
c/o Holland Partner Group
600 South Cherry Street, Suite 700
Denver, CO 80246
Attn: Mike Grippi

With a Copies to:    Holland Partner Group
1211 Daniels Street, #61708
Vancouver, WA 98660
Attn: Principal Staff Officer/Notices

Oregon Law Group, P.C.
1675 SW Marlow Avenue, Suite 404
Portland, OR 97225
Attn: Chris Riha

To Purchaser:        RRE Opportunity OP II, LP
c/o Resource Real Estate, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, Pennsylvania 19103
Attention: Pamela Arms

With a copy to:    Resource Real Estate, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, Pennsylvania 19103
Attention: Aldie Jennings Loubier, Esq.

14.    Fire or Other Casualty; Condemnation.
14.1    If the Property or any part thereof is damaged by fire or other casualty prior to the Closing Date which would cost in excess of $1,000,000 to repair (as determined by an insurance adjuster selected by the insurance carriers), Purchaser may terminate this Agreement by written notice to Seller given on or before the earlier of (i) twenty (20) days following such casualty or (ii) the Closing Date. In the event of such termination, this Agreement shall be of no further force and effect and, except for the Surviving Obligations, neither party shall thereafter have any further obligation under this Agreement, and Seller shall direct the Escrow Company to promptly return all Earnest Money to Purchaser. If Purchaser does not elect to terminate this Agreement or the cost of repair is determined by said adjuster to be less than $1,000,000, then the Closing shall take place as herein provided without abatement of the Purchase Price, and Seller shall assign and transfer to Purchaser on the Closing Date, without warranty or recourse, all of Seller's right, title and interest to the balance of insurance proceeds paid or payable to Seller on account of such fire or casualty remaining after reimbursement to Seller for the total amount of all costs and expenses actually incurred by Seller in connection therewith including but not limited to making emergency repairs, securing the Property and complying with applicable governmental requirements. Seller shall pay to Purchaser the amount of the deductible of any of Seller's applicable insurance policies.
14.2    If any material portion of the Property is taken in eminent domain proceedings prior to Closing, Purchaser may terminate this Agreement by notice to Seller given on or before the earlier of (i) twenty (20) days after such taking or (ii) the Closing Date, and, in the event of such termination, this Agreement shall be of no further force and effect and, except for the Surviving Obligations, neither party shall thereafter have any further obligation under this Agreement, and Seller shall direct the Escrow Company to promptly return all Earnest Money to Purchaser. If Purchaser does not so elect to terminate or if the taking is not material, then the Closing shall take place as herein provided without abatement of the Purchase Price, and Seller shall deliver or assign to Purchaser on the Closing Date, without warranty or recourse, all of Seller's right, title and interest in and to all condemnation awards paid or payable to Seller.
15.    Operations After Date of This Agreement. Seller covenants and agrees with Purchaser that after the date hereof through the Closing, Seller will (except as specifically provided to the contrary herein):
15.1    Refrain from transferring any of the Property or creating on the Property any easements or mortgages which will survive Closing or permitting any changes to the zoning classification of the Land;
15.2    Refrain from entering into or amending any contracts, or other agreements (excluding leases) regarding the Property (other than contracts in the ordinary and usual course of business and which are cancelable by Seller without penalty within thirty (30) days after giving notice thereof);
15.3    Continue to manage, operate, maintain, repair and insure the Property in a good order and repair, reasonable wear and tear excepted and in a manner consistent with Seller's current practices, including, make ordinary repairs and replacements;
15.4    Refrain from offering the Property for sale or marketing the same;
15.5    Comply in all material respects with the terms of the Leases and Service Contracts;
15.6    Enter into new Leases only on market terms;
15.7    Deliver or make available to Purchaser copies of all new Leases and new Service Contracts entered into after the date hereof;
15.8    Deliver or make available to Purchaser copies of all written notices received by Seller asserting any breach or default under the Leases or Service Contracts or any violation of any Applicable Law; and
15.9    Deliver to Purchaser written notice of every threatened or actual litigation, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding concerning or affecting the Property or any portion thereof.
16.    Assignment. Except as set forth below, Purchaser shall not assign this Agreement without Seller's prior written consent which consent may be withheld for any reason or no reason. Subject to the previous sentence, this Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, Purchaser shall have the right to assign this Agreement to an entity controlled by or under common control of Purchaser without Seller’s consent. Any assignment shall be conditioned upon Seller’s receipt of a duly executed express assumption of all of the duties and obligations of Purchaser by the proposed assignee in a form acceptable to Seller not less than five (5) business days prior to the Closing Date.
17.    Remedies.
17.1    IN THE EVENT THAT SELLER SHALL FAIL TO COMPLY WITH ITS EXPRESS OBLIGATIONS UNDER THIS AGREEMENT AFTER WRITTEN NOTICE FROM PURCHASER AND A FIVE (5) BUSINESS DAY PERIOD TO CURE, AND SUCH FAILURE IS NOT A RESULT OF PURCHASER'S DEFAULT OR A TERMINATION OF THIS AGREEMENT BY PURCHASER OR SELLER PURSUANT TO A RIGHT TO DO SO UNDER THE PROVISIONS HEREOF, PURCHASER, IN THE CASE WHERE SUCH FAILURE IS BASED UPON AN INTENTIONAL BREACH BY SELLER (“SELLER’S DEFAULT”), SHALL ONLY BE ENTITLED TO, AT ITS ELECTION, EITHER: (A) THE REMEDY OF SPECIFIC PERFORMANCE, OR (B) TO TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO SELLER AND RECEIVE A REFUND OF THE EARNEST MONEY. IN NO EVENT SHALL SELLER BE LIABLE TO PURCHASER FOR ANY PUNITIVE, SPECULATIVE, CONSEQUENTIAL OR OTHER DAMAGES. IN THE CASE WHERE SUCH FAILURE IS BASED UPON AN UNINTENTIONAL BREACH BY SELLER, PURCHASER, AS ITS SOLE AND EXCLUSIVE REMEDY, MAY TERMINATE THIS AGREEMENT AND RECEIVE A REFUND OF THE EARNEST MONEY. EXCEPT IN CONNECTION WITH THE REMEDY OF SPECIFIC PERFORMANCE, PURCHASER SHALL NOT BE ENTITLED TO RECORD A LIS PENDENS OR NOTICE OF PENDENCY OF ACTION AGAINST THE PROPERTY FOR ANY REASON WHATSOEVER. IN THE EVENT PURCHASER TERMINATES THIS AGREEMENT FOR SELLER’S DEFAULT IN ACCORDANCE WITH THE FIRST SENTENCE OF THIS SECTION 17, THEN SELLER SHALL REIMBURSE PURCHASER FOR PURCHASER’S THIRD-PARTY, OUT-OF-POCKET COSTS, NOT TO EXCEED A MAXIMUM AGGREGATE REIMBURSEMENT OF SEVENTY-FIVE THOUSAND DOLLARS ($75,000) (THE “REIMBURSEMENT”) AND SELLER’S OBLIGATION TO MAKE THE REIMBURSEMENT SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.
17.2    PURCHASER SHALL (A) NOTIFY SELLER OF ITS ELECTION TO SEEK THE REMEDY OF SPECIFIC PERFORMANCE ON OR BEFORE THE DATE WHICH IS THIRTY (30) DAYS AFTER THE DATE OF SELLER’S DEFAULT AND (B) INSTITUTE PROCEEDINGS SEEKING SUCH REMEDY ON OR BEFORE THE DATE WHICH IS THIRTY (30) DAYS AFTER THE DATE OF PURCHASER’S NOTICE.
17.3    PURCHASER SHALL BE DEEMED TO HAVE WAIVED ITS ELECTION TO SEEK THE REMEDY OF SPECIFIC PERFORMANCE IF PURCHASER DOES NOT (x) NOTIFY SELLER OF SUCH ELECTION AS PROVIDED IN SECTION 17.2(A), OR (y) INSTITUTE PROCEEDINGS, SEEKING SUCH REMEDY AS PROVIDED IN SECTION 17.2(B).
17.4    NOTWITHSTANDING ANYTHING IN THIS SECTION 17 TO THE CONTRARY, FAILURE OF A CONDITION PRECEDENT SHALL NOT BE A DEFAULT HEREUNDER OR ENTITLE PURCHASER TO ANY REMEDY, AND SHALL ONLY ENTITLE PURCHASER TO A REFUND OF THE EARNEST MONEY AND, IN THE CASE OF A FAILURE OF A CONDITION PRECEDENT CAUSED BY SELLER’S DEFAULT, THE REIMBURSEMENT.
17.5    IN THE EVENT THAT PURCHASER SHOULD FAIL TO CONSUMMATE THIS AGREEMENT FOR ANY REASON, EXCEPT SELLER'S DEFAULT OR THE TERMINATION OF THIS AGREEMENT BY PURCHASER OR SELLER PURSUANT TO A RIGHT TO DO SO UNDER THE TERMS AND PROVISIONS HEREOF, THEN SELLER, AS ITS SOLE AND EXCLUSIVE REMEDY MAY TERMINATE THIS AGREEMENT BY NOTIFYING PURCHASER THEREOF AND RECEIVE OR RETAIN THE EARNEST MONEY AS LIQUIDATED DAMAGES, PROVIDED THAT THIS PROVISION SHALL NOT LIMIT SELLER'S RIGHTS TO PURSUE AND RECOVER ON A CLAIM WITH RESPECT TO ANY SURVIVING OBLIGATIONS. THE PARTIES AGREE THAT SELLER WILL SUFFER DAMAGES IN THE EVENT OF PURCHASER'S DEFAULT ON ITS OBLIGATIONS. ALTHOUGH THE AMOUNT OF SUCH DAMAGES IS DIFFICULT OR IMPOSSIBLE TO DETERMINE, THE PARTIES AGREE THAT THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF SELLER'S LOSS IN THE EVENT OF PURCHASER'S DEFAULT. THUS, SELLER SHALL ACCEPT AND RETAIN THE EARNEST MONEY AS LIQUIDATED DAMAGES BUT NOT AS A PENALTY. EXCEPT AS OTHERWISE SET FORTH IN THIS SECTION 17.5, SUCH LIQUIDATED DAMAGES SHALL CONSTITUTE SELLER'S SOLE AND EXCLUSIVE REMEDY. IN THE EVENT SELLER IS ENTITLED TO THE EARNEST MONEY AS LIQUIDATED DAMAGES, PURCHASER AGREES TO TAKE ALL SUCH ACTIONS AND EXECUTE AND DELIVER ALL SUCH DOCUMENTS NECESSARY OR APPROPRIATE TO EFFECT SUCH PAYMENT. IN THE EVENT SELLER SUCCESSFULLY BRINGS SUIT OR ACTION TO ENFORCE THE FOREGOING PROVISION, SELLER SHALL BE ENTITLED TO RECOVER FROM PURCHASER ITS ACTUAL ATTORNEYS’ FEES, COURT COSTS AND LITIGATION EXPENSES IN CONNECTION THEREWITH.
17.6    SELLER AND PURCHASER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THE FOREGOING LIQUIDATED DAMAGES PROVISION AND BY THEIR SIGNATURES IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

SELLER:

Holland Breckenridge Apartment Homes, LLC, a Delaware limited liability company

By: Holland 191 II LLC, a Delaware limited liability company, its sole Member and Manager

By: Holland Partners 191 II, LLC, a Washington limited liability company, its Manager

By: Holland Partners Management, LLC, a Washington limited liability company, its Manager

By: Holland Partner Group Management, Inc., a Delaware corporation, its Manager

By: /s/ Mike Grippi
Name: Mike Grippi
Title: VP

PURCHASER:

RRE Opportunity OP II, LP, a Delaware limited partnership

By: Resource Real Estate Opportunity REIT II, Inc., a Maryland corporation, its General Partner

By:   /s/ Alan F. Feldman
Name:   Alan F. Feldman
Title:   Chief Executive Officer

18.    Miscellaneous.
18.1    Entire Agreement. This Agreement, together with the exhibits and schedules attached hereto, constitute the entire agreement of the parties hereto regarding the purchase and sale of the Property, and all prior agreements, understandings, representations and statements, oral or written, are hereby merged herein. In the event of a conflict between the terms of this Agreement and any prior written agreements, the terms of this Agreement shall prevail. This Agreement may only be amended or modified by an instrument in writing, signed by the party intended to be bound thereby.
18.2    Time. All parties hereto agree that time is of the essence in this transaction. If the time for performance of any obligation hereunder shall fall on a Saturday, Sunday or holiday (national, in the State of Illinois or the state in which the Property is located) such that the obligation hereby can not be performed, the time for performance shall be extended to the next such succeeding day where performance is possible.
18.3    Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.
18.4    Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF OREGON AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON.
18.5    Publicity. Seller and Purchaser hereby covenant and agree that, at all times after the date of execution hereof and continuing after the Closing, unless consented to in writing by the other party, no press release or other public disclosure concerning the monetary terms of this transaction shall be made, and each party agrees to use best efforts to prevent such disclosures of this transaction; provided however, either party shall be permitted without the other party’s consent to (i) issue a press release as long as it does not identify the Purchase Price, the address of the Property or the name of the other party to this Agreement and (ii) make disclosures required by applicable law, including disclosures required to be made to the Securities and Exchange Commission, without the other party’s prior consent.  The provisions of this Section 18.5 shall survive Closing or any termination of this Agreement.
18.6    Recordation. Purchaser shall not record this Agreement or a memorandum or other notice thereof in any public office without the express written consent of Seller. A breach by Purchaser of this covenant shall constitute a material default by Purchaser under this Agreement.
18.7    Benefit. This Agreement is for the benefit of Purchaser and Seller, and except as provided in the indemnities granted by Purchaser in this Agreement and in the Purchase Documents (as defined in Section 19) with respect to the Indemnified Parties listed therein, no other person or entity will be entitled to rely on this Agreement, receive any benefit from it or enforce any provisions of it against Purchaser or Seller.
18.8    Section Headings. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.
18.9    Further Assurances. Purchaser and Seller agree to execute all documents and instruments reasonably required in order to consummate the purchase and sale herein contemplated.
18.10    Severability. If any portion of this Agreement is held to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.
18.11    Waiver of Trial by Jury. Seller and Purchaser, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action, or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the extent they may legally do so, Seller and Purchaser hereby agree that any such claim, demand, action, cause of action, or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this section with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury.
18.12    Independent Counsel. Purchaser and Seller each acknowledge that: (a) they have been represented by independent counsel in connection with this Agreement; (b) they have executed this Agreement with the advice of such counsel; and (c) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that this Agreement was prepared by Seller's counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement shall not be construed against Seller because Seller's counsel prepared this Agreement in its final form.
18.13    Governmental Approvals. Nothing contained in this Agreement shall be construed as authorizing Purchaser to apply for a zoning change, variance, subdivision maps, lot line adjustment, or other discretionary governmental act, approval or permit with respect to the Property prior to the Closing, and Purchaser agrees not to do so. Purchaser agrees not to submit any reports, studies or other documents, including, without limitation, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any governmental agency, or any amendment or modification to any such instruments or documents prior to the Closing. Purchaser's obligation to purchase the Property shall not be subject to or conditioned upon Purchaser's obtaining any variances, zoning amendments, subdivision maps, lot line adjustment or other discretionary governmental act, approval or permit.
18.14    No Waiver. No covenant, term or condition of this Agreement other than as expressly set forth herein shall be deemed to have been waived by Seller or Purchaser unless such waiver is in writing and executed by Seller or Purchaser, as the case may be.
18.15    Discharge and Survival. The delivery of the Deed by Seller, and the acceptance thereof by Purchaser shall be deemed to be the full performance and discharge of every covenant and obligation on the part of Seller to be performed hereunder except the obligations set forth herein which, by their terms, expressly survive Closing. No action shall be commenced by Purchaser after the Closing on any covenant or obligation except the obligations set forth herein which, by their terms, expressly survive Closing.
18.16    Seller’s Access to Records after Closing. At no cost to Purchaser, Purchaser shall reasonably cooperate with Seller for a period of two (2) years after Closing to make available Purchaser’s employees and Property records, as Seller may reasonably request, in case of Seller’s need in response to any legal requirement, tax audit, tax return preparation, securities law filing, or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance written notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all instruments, files and records which predate the Closing and which pertain to the Property or Seller; provided, however, that nothing contained in this section shall require Purchaser to retain any files or records for any particular period of time. This Section 18.16 shall survive Closing.
19.    Exculpation of Seller and Related Parties. Notwithstanding anything to the contrary contained in this Agreement or in any exhibits attached hereto or in any documents executed or to be executed in connection herewith (collectively, including this Agreement, said exhibits and all such documents, the "Purchase Documents"), from and after Closing it is expressly understood and agreed by and between the parties hereto that: (i) the recourse of Purchaser or its successors or assigns against Seller with respect to the alleged breach by or on the part of Seller of any representation, warranty, covenant, undertaking, indemnity or agreement contained in any of the Purchase Documents (collectively, "Seller's Undertakings") shall (x) be deemed waived unless Purchaser has delivered to Seller written notice that Purchaser is seeking recourse under Seller's Undertakings (the “Recourse Notice”) after the Closing Date but prior to the date that is six (6) months after the Closing Date and Purchaser has filed suit with respect to same within one (1) month after the date of Purchaser's delivery to Seller of the Recourse Notice, and (y) be limited to an amount not to exceed Eight Hundred Thousand Dollars ($800,000) in the aggregate of all recourse of Purchaser under the Purchase Documents; and (ii) no personal liability or personal responsibility of any sort with respect to any of Seller's Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Seller or its direct or indirect shareholders, directors, officers, employees, agents, constituent partners, members, beneficiaries, trustees, representatives or affiliates, except as provided in (i) above with respect to Seller only.
20.    Rule 3-14 Compliance. Seller shall from the date of this Agreement on or up to forty-five days after Closing provide to Purchaser (at Purchaser’s expense) copies of, or shall provide Purchaser reasonable access to, such factual information as may be reasonably requested by Purchaser, and in the possession or control of Seller, or its property manager or accountants, necessary to enable Purchaser's auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year to date of the year in which Closing occurs plus the one (1) immediately preceding calendar year.  Purchaser shall be responsible for all out-of-pocket costs associated with this audit.  Seller shall up to forty-five days after the Closing reasonably cooperate (at no cost to Seller) with Purchaser’s auditor in the conduct of such audit, which will include responding to verbal requests for information regarding internal controls and follow-up questions on the financial information provided to the Purchaser.  In addition, on or up to forty-five days after Closing, Seller agrees to provide to Purchaser or any affiliate of Purchaser, if requested by such auditor, historical financial statements for the Property, including (without limitation) income and balance sheet data for the Property.  Without limiting the foregoing, (i) Purchaser or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Purchaser’s expense, and Seller shall on or within forty-five (45) days of Closing provide such documentation as Purchaser or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall on or before Closing furnish to Purchaser such financial and other information as may be reasonably required by Purchaser or any affiliate of Purchaser to make any required filings with the Securities and Exchange Commission or other governmental authority.  Seller shall maintain its records for use under this Section 20 for a period of not less than ninety (90) days after the Closing Date. The provisions of this Section shall survive Closing for a period of ninety (90) days. Seller’s obligation to deliver to Purchaser its records for use under this Section 20 shall be an ongoing condition to Closing for Purchaser’s benefit until Closing.
21.    Statutory Notice.  THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS THAT, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND THAT LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO VERIFY THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused these presents to be made as of the day and year first above stated.
SELLER:

Holland Breckenridge Apartment Homes, LLC,
a Delaware limited liability company

By:    Holland 191 II LLC,
a Delaware limited liability company,
its sole Member and Manager

By:    Holland Partners 191 II, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partners Management, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partner Group Management, Inc.,
a Delaware corporation,
its Manager

By:    /s/ Mike Grippi
Name:    Mike Grippi
Title:    VP

PURCHASER:

RRE OPPORTUNITY OP II, LP,
a Delaware limited partnership

By:    Resource Real Estate Opportunity
REIT II, Inc., a Maryland corporation,
its General Partner

By:    /s/ Alan F. Feldman
Name:    Alan F. Feldman
Titles: Chief Executive Officer

22.
LIST OF EXHIBITS AND SCHEDULES

Exhibit A    -    Legal Description
Exhibit B    -    Form of Earnest Money Escrow Agreement
Exhibit C    -    Form of Deed
Exhibit D    -    Form of Bill of Sale
Exhibit E    -    Form of Assignment and Assumption of Leases
Exhibit F    -    Form of Assignment and Assumption of Contracts, Licenses and Permits,

            and Other Intangible Property
Exhibit G    -    Form of Non-Foreign Affidavit
Exhibit H    -    Form of Seller Title Certificate
Exhibit I    -    Form of Tenant Notification Letter
Exhibit J    -    Form of Vendor Notification Letter
Schedule 1    -    List of Tenants
Schedule 2    -    List of Service Contracts
Schedule 3    -    List of Litigation
Schedule 3.1    -    Other Due Diligence Materials

EXHIBIT A
LEGAL DESCRIPTION

A tract of land situated in the Southwest one-quarter of Section 1, Township 1 South, Range 1 West of the Willamette Meridian, in the County of Washington and State of Oregon, more particularly described as follows:
Commencing at the Northwest corner of the William Pointer Donation Land Claim No. 62; thence South 0°35'39" East along the West line of said Donation Land Claim a distance of 1510.36 feet to the true point of beginning of the tract herein to be described; thence North 88°51'57" East, 279.04 feet to the Southwest corner of that certain tract described in Deed to Max H. and Kathleen G. Parrott, recorded in Book 364, page 399; thence North 1°11 '39" West along the West line of said Parrott Tract 1041.95 feet to a point which lies 45.00 feet Southeasterly of, when measured at right angles to, the centerline of S.W. Barnes Road; thence parallel with and 45.00 feet Southeasterly of said centerline, along the arc of a 909.93 foot radius curve to the right, through a central angle of 19°11'46" an arc distance of 304.86 feet (the chord bears North 57°05'09" East, 303.43 feet); thence parallel with and 45.00 feet Southeasterly of said centerline, North 66°41'02" East, 384.93 feet; thence parallel with and 45.00 feet Southeasterly of said centerline along the arc of a 999.93 foot radius curve to the left, through a central angle of 0°10'22", an arc distance of 3.01 feet (the chord bears North 66°35'52" East, 3.01 feet) to the West line of SYLVAN HEIGHTS CONDOMINIUM; thence South 1°38'17" East along said West line 616.76 feet to an iron pipe; thence North 78°22'55" East 134.59 feet; thence South 1°15'42" East along the West line of SYLVAN HEIGHTS CONDOMINIUM 930.63 feet; thence South 89°02'08" West 239.08 feet to a stone monument; thence North 89°13'08" West a distance of 797.71 feet to a point in the West line of the William Pointer Donation Land Claim; thence North 0°35'39" West along said West line 147.29 feet to the point of beginning.
EXCEPTING THEREFROM, any portion lying within the boundary of S.W. Barnes Road.
ALSO EXCEPTING THEREFROM that portion granted to the State of Oregon, by and through its Department of Transportation by final order, Washington County Circuit Court Case No. C92- 1080CV entered June 30, 1993.

EXHIBIT B
FORM OF EARNEST MONEY ESCROW AGREEMENT

Chicago Title Insurance Company

Jennifer Rench Chicago Title Insurance Company 10 South LaSalle Street, Suite 3100 Chicago, IL 60603 Escrow No.: 21600772 Date: , 2016	Phone: (312) 223-2986 Fax: (312) 223-5801 RE: Breckenridge Apartments 8150 SW Barnes Road Portland, OR 97225

STRICT JOINT ORDER ESCROW
The accompanying __________________________________________ and any additional funds deposited by Purchaser are deposited with Chicago Title Insurance Company as Escrowee to be delivered by it only upon the joint order of the undersigned or their respective legal representatives or assigns.
Escrowee is hereby expressly authorized to disregard, in its sole discretion, any and all notices or warnings given by any of the parties hereto, or by any other person or corporation, but the said Escrowee is hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any court with or without jurisdiction, and in case the said Escrowee obeys or complies with any such order, judgment or decrees of any court it shall not be liable to any of the parties hereto or any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being entered without jurisdiction or being subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding this escrow, to which said Escrowee is or may at any time become a party, it shall have a lien on the contents hereof for any and all out-of-pocket costs, reasonable attorneys' and solicitors' fees, whether such attorneys or solicitors shall be regularly retained or specially employed, and any other reasonable expenses which it may have incurred or become liable for on account thereof, and it shall be entitled to reimburse itself therefore out of said deposit, and the undersigned jointly and severally agree to pay said Escrowee upon demand all such costs, fees and expenses so incurred.
In no case shall the above mentioned deposits be surrendered except on an order signed by the parties hereto, their respective legal representatives or assigns, or in obedience of the process or order of court as aforesaid.
Deposits made pursuant to these instructions shall be invested in federally issued or insured interest bearing instrument(s) on behalf of any party or parties thereto; provided, that any direction to Escrowee for such investment shall be expressed in writing and contain the consent of all the parties to this escrow, and also provided that Escrowee is in receipt of the tax payer's identification number and investment forms as required. Escrowee will, upon request, furnish information concerning its procedures and fee schedules for investment.
Except as to deposits of funds for which Escrowee has received express written direction concerning investment or other handling, the parties hereto agree that the Escrowee shall be under no duty to invest or reinvest any deposits at any time held by it hereunder; and further, that Escrowee may commingle such deposits with other deposits or with its own funds in the manner provided for the administration of funds under the applicable laws of the State in which the funds are held and may use any part or all such funds for its own benefit without obligation to any party for interest derived thereby, if any; provided, however, nothing herein shall diminish Escrowee's obligation to apply the full amount of the deposits in accordance with the terms of this Agreement. In the event the Escrowee is requested to invest deposits hereunder, Escrowee is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investment for the purposes of these escrow instructions.
[Signature Page Follows]
PURCHASER:

RRE OPPORTUNITY OP II, LP,
a Delaware limited partnership

By:    Resource Real Estate Opportunity
REIT II, Inc., a Maryland corporation,
its General Partner

By:
Name:
Its:

Address – 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

Purchaser's Federal Tax Identification Number:

SELLER:

Holland Breckenridge Apartment Homes, LLC,
a Delaware limited liability company

By:    Holland 191 II LLC,
a Delaware limited liability company,
its sole Member and Manager

By:    Holland Partners 191 II, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partners Management, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partner Group Management, Inc.,
a Delaware corporation,
its Manager

By:
Name:
Title:

Address - c/o Holland Partner Group, 1111 Main Street, Suite 700, Vancouver, WA 98660

ACCEPTED:

Chicago Title Insurance Company

By:
Name:
Its:

22.1
EXHIBIT C
DEED

After recording, send to:

Until a change is requested,
all tax statements shall be sent to:

SPECIAL WARRANTY DEED

Holland Breckenridge Apartment Homes, LLC, a Delaware limited liability company (“Grantor”), conveys and specially warrants to ___________________, a _______________________ (“Grantee”), the real property described on Exhibit A attached hereto and incorporated herein (the “Property”), together with, all and singular, the tenements, hereditaments, easements, rights-of-way and appurtenances belonging or in anywise appertaining to the same, and the improvements thereon, free of encumbrances created or suffered by Grantor except as set forth in Exhibit B attached hereto and incorporated herein (the “Permitted Encumbrances”).
The true and actual consideration for this transfer is $____________.
BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010. THIS INSTRUMENT DOES NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.
[Signature Page Follows]

Dated this ______ day of _________, 2016.

GRANTOR:

Holland Breckenridge Apartment Homes, LLC,
a Delaware limited liability company

By:    Holland 191 II LLC,
a Delaware limited liability company,
its sole Member and Manager

By:    Holland Partners 191 II, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partners Management, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partner Group Management, Inc.,
a Delaware corporation,
its Manager

By:
Name:
Title:

STATE OF WASHINGTON        )
) ss.
COUNTY OF CLARK        )

I certify that I know or have satisfactory evidence that __________________ is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the ___________________ of Holland Partner Group Management, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated the _____ day of ___________________, 2016.

Notary Public for Washington
My Appointment Expires:
EXHIBIT A

LEGAL DESCRIPTION

A tract of land situated in the Southwest one-quarter of Section 1, Township 1 South, Range 1 West of the Willamette Meridian, in the County of Washington and State of Oregon, more particularly described as follows:
Commencing at the Northwest corner of the William Pointer Donation Land Claim No. 62; thence South 0°35'39" East along the West line of said Donation Land Claim a distance of 1510.36 feet to the true point of beginning of the tract herein to be described; thence North 88°51'57" East, 279.04 feet to the Southwest corner of that certain tract described in Deed to Max H. and Kathleen G. Parrott, recorded in Book 364, page 399; thence North 1°11 '39" West along the West line of said Parrott Tract 1041.95 feet to a point which lies 45.00 feet Southeasterly of, when measured at right angles to, the centerline of S.W. Barnes Road; thence parallel with and 45.00 feet Southeasterly of said centerline, along the arc of a 909.93 foot radius curve to the right, through a central angle of 19°11'46" an arc distance of 304.86 feet (the chord bears North 57°05'09" East, 303.43 feet); thence parallel with and 45.00 feet Southeasterly of said centerline, North 66°41'02" East, 384.93 feet; thence parallel with and 45.00 feet Southeasterly of said centerline along the arc of a 999.93 foot radius curve to the left, through a central angle of 0°10'22", an arc distance of 3.01 feet (the chord bears North 66°35'52" East, 3.01 feet) to the West line of SYLVAN HEIGHTS CONDOMINIUM; thence South 1°38'17" East along said West line 616.76 feet to an iron pipe; thence North 78°22'55" East 134.59 feet; thence South 1°15'42" East along the West line of SYLVAN HEIGHTS CONDOMINIUM 930.63 feet; thence South 89°02'08" West 239.08 feet to a stone monument; thence North 89°13'08" West a distance of 797.71 feet to a point in the West line of the William Pointer Donation Land Claim; thence North 0°35'39" West along said West line 147.29 feet to the point of beginning.
EXCEPTING THEREFROM, any portion lying within the boundary of S.W. Barnes Road.
ALSO EXCEPTING THEREFROM that portion granted to the State of Oregon, by and through its Department of Transportation by final order, Washington County Circuit Court Case No. C92- 1080CV entered June 30, 1993.

EXHIBIT B

PERMITTED EXCEPTIONS

EXHIBIT D
BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that Holland Breckenridge Apartment Homes, LLC, a Delaware limited liability company ("Seller") in consideration of Ten and 00/00 Dollars ($10.00), the receipt and sufficiency of which is hereby acknowledged, does hereby sell, assign, transfer, quit claim and set over unto ______________, a _______________ ("Purchaser") all furniture, furnishings, fixtures, equipment and other personal property set forth on Exhibit A attached hereto and made a part hereof (the "Personal Property") located at, on and about the real estate located at 8150 SW Barnes Road, Portland, Oregon, 97225, and commonly known as the Breckenridge Apartments, which is legally described in the Agreement, as hereinafter defined (the "Premises").
TO HAVE AND TO HOLD the Personal Property unto Purchaser and Purchaser's heirs, legal representatives, successors and assigns forever.
ALL WARRANTIES OF QUALITY OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY ARE EXPRESSLY EXCLUDED. THE PERSONAL PROPERTY SOLD HEREUNDER IS SOLD IN "AS IS" CONDITION WITHOUT ANY REPRESENTATION OR WARRANTY BY SELLER.
Any liability of Seller hereunder shall be limited as set forth in Section 19 of that certain Agreement of Purchase and Sale between Seller and Purchaser dated _____________ ___, 2016 (the "Agreement").
[Signature Page Follows]
IN WITNESS WHEREOF, Seller has signed this Bill of Sale this _____ day of ________________, 2016.
SELLER:

Holland Breckenridge Apartment Homes, LLC,
a Delaware limited liability company

By:    Holland 191 II LLC,
a Delaware limited liability company,
its sole Member and Manager

By:    Holland Partners 191 II, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partners Management, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partner Group Management, Inc.,
a Delaware corporation,
its Manager

By:
Name:
Title:

EXHIBIT A
(BILL OF SALE)
LIST OF PERSONAL PROPERTY

Qty	Description	Serial Number
1	Eye Wash Station
1	large first aid kit
5	Kenwood KSC-37 2 way Radios
1	Kwikset Pin setter pack
1	Tornado Carpet blower
2	Small dehumidifiers
1	Krause and Becker electric paint sprayer
1	Microwave
1	Hotpoint Refrigerator
1	Pro Lock Key punch	Bp 270779-km
1	Carpet kicker
2	Manual staple guns
1	2 ‘ square
1	Craftsman tool box with copper plumbing supplies
1	Grayco Paint sprayer
4	Garden hoses
2	sump pump hoses 25’ new
1	Brasscraft 2’ drain snake
1	6’ toilet auger
1	Flammable Cabinet
5	Misc. storage boxes with drawers
1	Black storage Cabinet
1	045h Manual Key cutter
1	Porter Cable finish nail gun pneumatic	1
1	Bostich stapler pneumatic
2	25’ extension cords
3	Appliance dolly
1	Yamaha 48v Battery charger
1	Red Yamaha Maint. Cart
Qty	Description	Serial Number
1	White Yamaha Maint Cart
2	Lineup 4wheel line paint can sprayers
1	Orange 6’ Step ladder
1	Yellow hand truck
1	6’ aluminum step ladder
1	Scooter carpet extraction machine with hose and wand
2	Echo backpack leaf blowers
1	Karcher yellow portable pressure washer
1	WorkPro 4000 PSI pressure washer w/ hose, and floor whirlybird attachment
3	50’ garden hose
8	Snow shovels
6	50 gallon trash cans
4	Spade shovels
2	Square shovels
2	Sidewalk scrapers
1	Pickaxe
1	Porter Cable 150 psi 10 gall air compressor
1	25’ air hose
1	Wayne sump pump
2	5gal fuel cans
1	1gal fuel can
2	Hedge shears
1	medium dehumidifier
1	12” electric chainsaw
10	Safety cones
6	Safety candlestick
1	Hand held marking paint handle
1	3 gallon bug sprayer

Qty	Description	Serial Number
1	12’ Ladder aluminum
1	Spare cart tire
1	Ridging 12 gal wet vac
1	Stinger shop vac
1	2016 Mule gas powered 4wd Cart 6 seat capacity
1	30’ Extension Ladder
4	Misc. drop cloths
1	6’ step ladder
1	Green EZ go cart with charger
1	White Yamaha cart with charger
1	Skil Saw
1	Small carpet blower
1	Bench vise
1	Hacksaw
1	Ryobi Chop saw
2	2-step step ladder
1	Appliance dolly
1	Aluminum Hand truck
1	QT Thunder Ozone machine
Qty	Description POOL ROOM	Serial Number
2	Pool Vacuum Heads
2	Pool Brushes
1	Leaf Vacuum
1	Vacuum Hose
1	Garden hose
1	Rapak Pool Heater mdl c-r336a-en-x-asme	1501391933
1	Intelliflo vs+svrs pool pump	332360803466
1 pool	chlorinator tower mdl 300-29x
1	Triton 2 Sand filter	1013610701512
2	Pentair control valves	27-3208 rev F
1	Spa chlorinator tower mdl 300
1	raypak Spa Heater mdl c-r206a-en-casme	812291785
1	Swim Quip sand filter mdl hrp-30
1	Emerson Spa Jet motor #1081
1	Century Spa pump
20	Misc. pool chemicals
1	Extendable pole
1	Pool thermometer
1	30ft life hook pole
1	life hook
1	Life ring with rope
2	pool nets
2	First aid kits
1	Eyewash station
1	Pool chemical test kit

Item Quantity
Desks 5
Computers 5
Telephones 4
Office chairs 5
Chairs 8
Check scanner 1
Safe 1
Filing cabinets 3
Key track system 1
Xerox workcentre 1
Stereo 1
Handheld radio 1
Dining table 1
Dining chairs 4
Double sized bed 1
Nightstands 4
Dressers 2
Entertainment stand 1
Swivel lounge chair 1
Coffee table 1
Side table 1
Lamps 7
Mirror 2
Swivel chair 1
Queen bed 1
Sofa 1
Side table 1
Coffee table 1
Lamps 5
Bookshelves 2
Sofa 1
Chair 1
Dining table 1
Dining chairs 2
Queen bed 1
Nightstands 2
Dresser 1
Larger pictures 6
Large mirror 1
Treadmill 2
Elliptical 3
Universal gym 1
Adjustable weight bench 1
Free Weights stand 1
Television with wall mount 1
Wood bench 1
Shelf 2
Dumbbells 18
Roman chair 1
Television 1
Sofa 1
Bar chairs 2
Entertainment stand 1
Dresser 1
Double bed 1
Nightstand 1
Sofa 2
High‐back chair 2
Coffee table 1
Side table 5
Computers 2
Printer 1
Office chair 2
Lamps 4
Television 1
Bluray player 1
Dining table 1
Dining chairs 4
Bar chairs 3
Microwave 1
Toaster 1

EXHIBIT E
ASSIGNMENT AND ASSUMPTION OF LEASES

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holland Breckenridge Apartment Homes, LLC, a Delaware limited liability company, having its principal office c/o Holland Partner Group, 1111 Main Street, Suite 700, Vancouver, WA 98660 ("Assignor"), hereby sells, transfers, assigns and sets over unto [To be formed DE LLC], a Delaware limited liability company, 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103 ("Assignee"), its legal representatives, successors and assigns all of Assignor's right, title and interest in, to and under (a) the leases with the tenants referred to on Exhibit A attached hereto and made a part hereof (the "Leases") affecting the real estate legally described in the Agreement (as hereinafter defined) and commonly known as the Breckenridge Apartments (the "Property") and (b) the rent therein referred except, however, that portion of said rent attributable to periods of time prior to the Closing Date (as defined in that certain Agreement of Purchase and Sale by and between Assignor and Assignee dated as of ______, 2016; the “Agreement”).
Assignee does hereby accept the foregoing Assignment and Assumption of Leases subject to the terms and conditions herein and in the Leases, and does hereby assume, without exculpation, as of the date hereof, and become responsible for and agree to perform, discharge, fulfill and observe all of the obligations, terms, covenants, provisions and conditions under the Leases arising from and after the Closing Date, and Assignee agrees to be liable for the observance and performance thereof as fully as though Assignee was the original landlord or lessor thereunder. Assignee agrees to protect, defend, indemnify and hold harmless Assignor, its legal representatives, successors and assigns from any and all losses, damages, expenses, fees (including without limitation reasonable attorneys' fees), court costs, suits, judgments, liability, claims and demands whatsoever in law or in equity, incurred or suffered by Assignor, its legal representatives, successors and assigns or any of them arising out of or in connection with the Leases as to events occurring from and after the Closing Date. Assignor agrees to protect, defend, indemnify and hold harmless Assignee, its legal representatives, successors and assigns from any and all losses, damages, expenses, fees (including, without limitation, reasonable attorneys' fees), court costs, suits, judgments, liability, claims and demands whatsoever in law or in equity, incurred or suffered by Assignee, its legal representatives, successors and assigns or any of them arising out of or in connection with the Leases as to events occurring prior to the Closing Date.
Notwithstanding anything to the contrary contained in this Assignment and Assumption of Leases, it is expressly understood and agreed by and between the parties hereto that any liability of Assignor hereunder shall be limited as set forth in Section 19 of the Agreement.
This Assignment and Assumption of Leases shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective beneficiaries, legal representatives, heirs, successors and assigns.
This Assignment and Assumption of Leases may be executed in counterparts, and as so executed shall constitute one and the same agreement.
[Signature Page Follows]
IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Leases this ____ day of ___________, 2016.
ASSIGNOR:

Holland Breckenridge Apartment Homes, LLC,
a Delaware limited liability company

By:    Holland 191 II LLC,
a Delaware limited liability company,
its sole Member and Manager

By:    Holland Partners 191 II, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partners Management, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partner Group Management, Inc.,
a Delaware corporation,
its Manager

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

EXHIBIT A
(TO ASSIGNMENT AND ASSUMPTION OF LEASES)
LIST OF TENANTS

EXHIBIT F
ASSIGNMENT AND ASSUMPTION OF CONTRACTS,
LICENSES AND PERMITS, AND OTHER INTANGIBLE PROPERTY

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holland Breckenridge Apartment Homes, LLC, a Delaware limited liability company, having its principal office c/o Holland Partner Group, 1111 Main Street, Suite 700, Vancouver, WA 98660 ("Assignor"), hereby sells, transfers, assigns and sets over unto [To be formed DE LLC], a Delaware limited liability company, 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103 ("Assignee"), its legal representatives, successors and assigns effective as of the Closing Date (as defined in that certain Agreement of Purchase and Sale by and between Assignor and Assignee dated as of ________, 2016; the “Agreement”) all of Assignor's right, title and interest in, to and under (a) those agreements referred to on Exhibit A attached hereto and made a part hereof (the "Contracts") affecting the real estate legally described in the Agreement and commonly known as the Breckenridge Apartments (the "Property") and (b) all intangible property rights related to the ownership, use, maintenance and operation of the Property (collectively, the “Intangible Property”), including, without limitation, all warranties, guaranties, certificates of occupancy, permits, plans, consents, authorizations, variances, waivers, licenses, certificates, approvals, the right to use the name “Breckenridge Apartments” and variations thereof and any other trade names, trademarks, logos and symbols associated with or used in connection with the Property, any and all telephone and facsimile numbers assigned to Seller with respect to the Property, any and all web addresses, domain names and URLs with respect to the Property, and all social media accounts and logo, photo, video and e-brochure files for the Property.
Assignee does hereby accept the foregoing Assignment and Assumption of Contracts and Intangible Property and does hereby assume, without exculpation, as of the Closing Date, and become responsible for and agree to perform, discharge, fulfill and observe all of the obligations, terms, covenants, provisions and conditions under the Contracts arising from and after the date hereof, and Assignee agrees to be liable for the observance and performance thereof as fully as though Assignee was the original party thereunder. Assignee agrees to protect, defend, indemnify and hold harmless Assignor, its legal representatives, successors and assigns from any and all losses, damages, expenses, fees (including without limitation reasonable attorneys' fees), court costs, suits, judgments, liability, claims and demands whatsoever in law or in equity, incurred or suffered by Assignor, its legal representatives, successors and assigns or any of them arising out of or in connection with the Contracts, as to events occurring from and after the Closing Date. Assignor agrees to protect, defend, indemnify and hold harmless Assignee, its legal representatives, successors and assigns from any and all losses, damages, expenses, fees (including, without limitation, reasonable attorneys' fees), court costs, suits, judgments, liability, claims and demands whatsoever in law or in equity, incurred or suffered by Assignee, its legal representatives, successors and assigns or any of them arising out of or in connection with the Contracts, as to events occurring prior to the Closing Date.
Notwithstanding anything to the contrary contained in this Assignment and Assumption of Contracts, Licenses and Permits, and Other Intangible Property it is expressly understood and agreed by and between the parties hereto that any liability of Assignor hereunder shall be limited as set forth in Section 19 of the Agreement.
This Assignment and Assumption of Contracts, Licenses and Permits, and Other Intangible Property shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective beneficiaries, legal representatives, heirs, successors and assigns.
This Assignment and Assumption of Contracts, Licenses and Permits, and Other Intangible Property may be executed in counterparts, and as so executed shall constitute one and the same agreement.
[Signature Page Follows]
IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Contracts, Licenses and Permits, and Other Intangible Property this ____ day of _______________, 2016.
ASSIGNOR:

Holland Breckenridge Apartment Homes, LLC,
a Delaware limited liability company

By:    Holland 191 II LLC,
a Delaware limited liability company,
its sole Member and Manager

By:    Holland Partners 191 II, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partners Management, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partner Group Management, Inc.,
a Delaware corporation,
its Manager

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:
EXHIBIT A
(TO ASSIGNMENT AND ASSUMPTION OF CONTRACTS,
LICENSES AND PERMITS, AND OTHER INTANGIBLE PROPERTY)

LIST OF CONTRACTS

EXHIBIT G
NON-FOREIGN AFFIDAVIT

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. Holland Breckenridge Apartment Homes, LLC, the owner of the property, is a disregarded entity. Therefore, Holland 191 II LLC, a Delaware limited liability company (“Transferor”), is the owner for U.S. tax purposes. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Transferor, the undersigned hereby certifies the following on behalf of the Transferor:

1.
Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate, or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder);

2.    Transferor is not a “disregarded entity as defined in IRS Regulation 1.1445-2(b)(2)(iii).

3.	Transferor's U.S. employer identification number is 26-0631026; and

4.	Transferor's address is c/o Holland Partner Group, 1111 Main Street, Suite 700, Vancouver, WA 98660.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct and complete, and it further declares that it has authority to sign this document on behalf of Transferor.
[Signature Page Follows]
Dated: , 2016
TRANSFEROR:

Holland 191 II LLC,
a Delaware limited liability company

By:    Holland Partners 191 II, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partners Management, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partner Group Management, Inc.,
a Delaware corporation,
its Manager

By:
Name:
Title:

22.2
EXHIBIT H
FORM OF SELLER TITLE CERTIFICATE
Title Affidavit & Indemnity
dated as of _________, 2016

Breckenridge Apartments
Certifications:
This Certificate as to Title is given with reference to that certain preliminary title report or title commitment dated as of March 9, 2016 under Order No. 21600772 (such report or commitment being referred to herein as the “Commitment”), and issued by Chicago Title Insurance Company (“Title Insurer”). The undersigned (“Owner”) certifies the following to Title Insurer as to the above-referenced premises (the “Premises”) but only as to the period between March 9, 2016, and the date hereof (subject to any exceptions expressly noted below):
Mechanics Liens:
1.    All labor, services or materials rendered or furnished in connection with the Premises or with the construction or repair of any building or improvements on the Premises contracted for or requested by Owner have been completed and paid for in full, with the possible exception of routine repairs and/or maintenance which have been or will be duly paid in the ordinary course of business; and
2.    To the actual knowledge of Owner, all other labor, services or materials rendered or furnished in connection with the Premises or with the construction or repair of any building or improvements on the Premises have been completed and paid for in full.
Tenants/Parties in Possession:
Except as shown in the Commitment (with respect to tenancies of record), including matters disclosed in the underlying exceptions of record referenced therein, there are no tenants or other parties who are in possession or have the right to be in possession of said Premises, other than those tenants identified on the lease chart annexed hereto (and any subtenants thereunder), which tenants have rights as tenants only and do not have an option to purchase all or part of the Premises or right of first refusal affecting all or part of the Premises.
Options To Purchase or Rights of First Refusal:
But for the instant transaction, Owner has not entered into any unrecorded sale contracts, deeds, mortgages, or purchase options or rights of first refusal affecting the Premises or improvements thereon, which are presently in effect and will survive the transfer of the Premises in connection with the instant transaction, except as set forth in the Commitment.
Covenants & Restrictions:
To the actual knowledge of Owner, (a) Owner has received no written notice of past or present violations of any effective covenants, conditions or restrictions set forth in the Commitment (the “CC&Rs”) which remain uncured, and (b) any charge or assessment provided for in any of the CC&Rs has been or will be duly paid.
Bankruptcy:
No proceedings in bankruptcy or receivership have been instituted by or against Owner (or its constituent entities) which are now pending, nor has Owner (or its constituent entities) made any assignment for the benefit of creditors which is in effect as to said Premises.
Exceptions to any of the foregoing:
Gap Indemnification:
Between the date hereof and the date of recording of the insured conveyance but in no event later than five (5) business days from the date of Title Insurer’s receipt of the insured conveyance in final form (hereinafter, the “Gap Period”), Owner has not taken or allowed and will not voluntarily take or allow any action to encumber the Premises in the Gap Period.
Further Assurances:
Owner hereby undertakes and agrees to fully cooperate with Title Insurer in correcting any errors in the execution and acknowledgment of the insured conveyance.
Counterparts:
This document may be executed in counterparts.
Inducement and Indemnification:
Owner provides this document to induce Title Insurer to insure title to said Premises well knowing that it will do so only in complete reliance upon the matters asserted hereinabove and further, will indemnify and hold Title Insurer harmless against any loss or damage sustained as a result of any inaccuracy in the matters asserted hereinabove.
Knowledge/Survival:
Any statement “to the actual knowledge of Owner” (or similar phrase) shall mean that the “Designated Representatives” (as hereinafter defined) of Owner have no knowledge that such statement is untrue (and, for this purpose, Owner’s knowledge shall mean the present actual knowledge [excluding constructive or imputed knowledge] of the Designated Representatives, but such Designated Representatives shall not have any liability in connection herewith. Notwithstanding anything to the contrary herein, (1) any cause of action for a breach of this document shall survive until six (6) months after the date hereof, at which time the provisions hereof (and any cause of action resulting from any breach not then in litigation in the jurisdiction where the Premises are situated) shall terminate; and (2) to the extent Title Insurer shall have knowledge as of the date hereof that any of the statements contained herein is false or inaccurate, then Owner shall have no liability with respect to the same. The “Designated Representatives” for Owner is Mike Grippi. The Designated Representative of Owner is an individual affiliated with, or employed by, Owner or its affiliates who has been directly involved in the asset management or property management of the Premises and is in a position to confirm the truth and accuracy of Owner’s knowledge certifications hereunder concerning the Premises.
[Signature Page Follows]
Signature Page to Title Affidavit & Indemnity

Owner:
Holland Breckenridge Apartment Homes, LLC,
a Delaware limited liability company

By:    Holland 191 II LLC,
a Delaware limited liability company,
its sole Member and Manager

By:    Holland Partners 191 II, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partners Management, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partner Group Management, Inc.,
a Delaware corporation,
its Manager

By:
Name:
Title:

22.3
EXHIBIT I
TENANT NOTIFICATION LETTER

____________, 2016

Re:    Breckenridge Apartments
Dear Tenant:
You are hereby advised that the above referenced property in which you are a tenant was sold and your lease was assigned and transferred effective as of the date of this letter to ______________, a ________________ (the "Purchaser"). Your security deposit and advance rental, if any, has been transferred to the Purchaser, whose address is set forth below. The above referenced property will be managed by _______________________ and all checks for rent and other charges should be made payable to ______________________ and forwarded to:

In accordance with the terms of your lease, copies of all future notices to landlord should be sent to:

If you have any questions or need any additional information, please feel free to contact the management office at ____________________.
[Signature Page Follows]
Sincerely,
SELLER:

Holland Breckenridge Apartment Homes, LLC,
a Delaware limited liability company

By:    Holland 191 II LLC,
a Delaware limited liability company,
its sole Member and Manager

By:    Holland Partners 191 II, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partners Management, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partner Group Management, Inc.,
a Delaware corporation,
its Manager

By:
Name:
Title:

PURCHASER:

,
a

By:
Name:
Title:

EXHIBIT J
VENDOR NOTIFICATION LETTER

_____________________, 2016

VIA CERTIFIED MAIL - RETURN RECEIPT REQUESTED

RE:    Breckenridge Apartments
Gentlemen:
This is to advise you that the above referenced property was sold to ________________, a _______________ (the "Purchaser"). As part of the sale, your contract has been assigned to Purchaser, and any goods, services or utilities supplied to the property subsequent to the date of this letter shall be for its account. The above referenced property will be managed by __________________________ and all future invoices and correspondence and any and all Notices to Purchaser should be sent to:

[Signature Page Follows]
Sincerely,
SELLER:

Holland Breckenridge Apartment Homes, LLC,
a Delaware limited liability company

By:    Holland 191 II LLC,
a Delaware limited liability company,
its sole Member and Manager

By:    Holland Partners 191 II, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partners Management, LLC,
a Washington limited liability company,
its Manager

By:    Holland Partner Group Management, Inc.,
a Delaware corporation,
its Manager

By:
Name:
Title:

PURCHASER:

,
a

By:
Name:
Title:

22.4
SCHEDULE 1
LIST OF TENANTS

SCHEDULE 2
LIST OF SERVICE CONTRACTS

Contractor	Type of Service
World Cup Coffee	coffee machine service
World Cup Coffee	Water service in office and gym
Comcast	cable/internet
Quadrant Systems	Semi-annual central station monitoring
Xerox	Copier Machine Lease
Commercial Care	Landscaping
Integra Telecom	Phone Service
Halt	weekly pest control
Cascade Enforcement	Courtesy Patrol
Northwest Pest Control	Mole removal

EXCLUDED SERVICE AGREEMENTS

Contractor	Type of Service
AUM	Utilities - Admin fee
For Rent	internet advertising
Bake Extra Cookies	craigslist auto-posting
Apartments.com	internet advertising
Apartment Guide	internet advertising
Lead 2 Lease	Lead tracking
Rainmaker/LRO	LRO Monthly Service
G5	website development
Tecology	Service Desk Subscription
Realpage	Answering Service

SCHEDULE 3
LIST OF LITIGATION
None.
SCHEDULE 3.1
ADDITIONAL DUE DILIGENCE MATERILS
Critical Items:

(1)Monthly income statements for the Property beginning December 2014 and through date of sale;

(2)Monthly bank statements for the Property beginning December 2014 through date of sale;

(3)Reconciliations to aforementioned bank statements;

(4)Monthly rent rolls for December 2014 through month of sale;

(5)Trial Balances for the years ended 2014, 2015 and last date the seller owns the Property;

(6)Balance Sheet at 12/31/14, 12/31/15, and the last month the seller owns the Property;

(7)Accounts payable and accounts receivable detail listing/aging report at 12/31/14, 12/31/15 and the last month the seller owns the Property, plus accrued expense schedule as of both 12/31/14 and 12/31/15;

(8)Check registers, payables registers, and all related invoices for January 2015, February 2015, January 2016, and February 2016;

(9)	Copy of management agreement;

(10)	General Ledger for 2015 (full year) and 2016 (thru date of sale);

(11)	Copies of all insurance invoices for past 12 months;

(12)Copies of all real estate tax bills for 2014 and 2015 as well as any assessments or tax bills for 2016;

(13)Contact person at the property management company with whom the auditors can discuss internal control procedures and walkthrough information; this person should be made available during the due diligence period.

(14)Standard Lease form with respect to the Property;

(15)Copies of all property utility bills for past 12 months;

(16)On-site access to make copies of all current Tenant Leases including any and all modifications, supplements or amendments thereto and all tenant lease files; as well as all leases that were in effect during 2015.

Other Items:

(17)Copies of all utility contracts if applicable;

(18)Current resident ledger report as well as a report on the date of sale;

(19)Current notices to vacate report;

(20)A schedule of all tenant deposits in the form customarily utilized by Seller;

(21)Contracts relating to the maintenance and operation of the Property and access at the Property to all maintenance and service logs for the Property;

(22)To the extent available at the property, copies of or access to any and all site plans, as-built, boundary and topographical surveys of the Property, zoning reports, soil and compaction studies or tests for the Property, architectural drawings, plans and specifications with respect to the Property;

(23)Insurance loss runs during the period of Seller’s ownership of the Property;

(24)Most recent elevation certificates (if available);

(25)To the extent available, copies of all guaranties or warranties currently in effect related to the roof or any structure or operating system at the Property;

(26)A list of employee units and model/office units, and employee rental and discount information;

(27)A schedule of capital improvements completed during the period of Seller’s ownership;

(28)Documentation related to eviction activity for the past 12 months as well as the status of all evictions currently in process;

(29)List of all Personal Property (as defined in the Agreement);

(30)To the extent available, the most recent tax, license fee and permit bills and copies of all such licenses and permits, including the certificates of occupancy;

(31)List of current employees of the Property and payroll;

(32)All environmental reports, termite inspections or warranties, to the extent available and in the Seller’s possession, which relate to its Property and were prepared for such Seller by third parties;

(33)The Seller’s ACM plan, lead in water O&M, and other O&M plans, if any.

(34)The most recent Title and Survey in Seller’s possession, which relate to its Property and were prepared for such Seller by third parties;

(35)Monthly occupancy and turnover percentages for 2014, 2015, and 2016;

(36)Summary of bad debt written-off in 2014, 2015, and 2016;

(37)Copies of tenant utility billing reports (RUBS) for the past 12 months, if applicable; and

(38)Loan documents and lender correspondence, if applicable.

4826-9371-4223, v. 6